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                                                                    EXHIBIT 23.3

ERNST & YOUNG

                                                 ERNST & YOUNG
                                                 DEUTSCHE ALLGEMEINE TREUHAND AG
                                                 WIRTSCHAFTSPRUFUNGSGESELLSCHAFT

                                                 Valentinskamp 24
                                                 20354 Hamburg
                                                 Postfach 30 17 09
                                                 20306 Hamburg

                                                 Telfon +49 (40) 36132 0
                                                 Telefax +49 (40) 36132 11777
                                                 hamburg@de.ey.com
                                                 www.de.ey.com



INDEPENDENT AUDITOR'S CONSENT

TO THE BOARD OF DIRECTORS OF ISPAT INLAND ULC



We consent to the incorporation by reference in this Registration Statement of Ispat Inland ULC on Form F-4 and S-4 of our report dated February 12, 2003 with respect to the consolidated financial statements of Ispat Hamburg Group of Companies for the year ended December 31, 2002, appearing in the Annual Report on Form 20-F/A (Amendment No. 3) of Ispat International N.V. for the year ended December 31, 2003. We consent to reference to our firm under the heading "Independent Public Accountants" in the prospectus which is part of the Registration Statement.


Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft

/s/ M. Tabel               /s/ E. W. Schluschen

M. Tabel                   E. W. Schluschen
Wirtschaftsprufer          Wirtschaftsprufer


Hamburg, Germany
August 6, 2004




UNABHANGIGES MITGLIED VON ERNST & YOUNG GLOBAL